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                                FORM OF ELECTION
                   WITH RESPECT TO SHARES OF COMMON STOCK OF
                             THE PACIFIC BANK, N.A.
        IN CONNECTION WITH THE PROPOSED MERGER OF THE PACIFIC BANK, N.A.
                                 WITH AND INTO
                               CITY NATIONAL BANK

    You have already received copies of the Proxy Statement/Prospectus dated January 26, 2000 (the "Proxy Statement/Prospectus"), relating to the merger (the "Merger") of The Pacific Bank, N.A. ("Pacific Bank") with and into City National Bank, a wholly-owned subsidiary of City National Corporation ("City National").

    This Form of Election is being delivered to you (1) in connection with the Merger and (2) as the beneficial owner of shares of Common Stock, $1.50 par value, of Pacific Bank ("Pacific Bank Stock") held by us for your account but not registered in your name.

    As part of the Merger, each outstanding share of Pacific Bank Stock will be converted into the right to receive one of the following (the "Merger Consideration"): (1) $29.00 in cash; (2) shares of common stock of City National, par value $1.00 per share ("City National Stock"), calculated as described in the enclosed Proxy Statement/Prospectus; or (3) a combination of cash and City National Stock calculated as described in the enclosed Proxy Statement/Prospectus. Elections as to the form of Merger Consideration may only be made by us as the registered holder of your shares of Pacific Bank Stock ("Pacific Bank Shares"). Accordingly, we request your instructions on the table below entitled "Election Instructions" (the "Election Instructions") as to whether to make a Cash Election, a Stock Election or a Combination Election with respect to the Pacific Bank Shares beneficially owned by you.

    If you wish to make an Election as to the form of Merger Consideration into which your Pacific Bank Shares will be converted in the Merger, you must arrange for this Form of Election, properly completed to be received by us in time for us to forward your election to Continental Stock Transfer & Trust Company (the "Exchange Agent") prior to 5:00 p.m., Eastern Standard Time on February 23, 2000, unless extended to a later date by the mutual agreement of City National and Pacific Bank (the "Election Deadline"). PLEASE NOTE THAT THE ELECTION DEADLINE IS THE DEADLINE FOR US TO DELIVER YOUR ELECTION TO THE EXCHANGE AGENT AND, ACCORDINGLY, WE MUST RECEIVE YOUR ELECTION INSTRUCTIONS PRIOR TO THE ELECTION DEADLINE. THEREFORE, WE URGE YOU TO RETURN THE ELECTION INSTRUCTIONS TO US AS SOON AS POSSIBLE.

    Your Election is subject to the terms, conditions, and limitations set forth in (a) the Proxy Statement/ Prospectus, and (b) the Merger Agreement, attached as Appendix A to the Proxy Statement/Prospectus, each of which you are urged to read.

    YOUR ELECTION INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE TO ENABLE US TO SUBMIT YOUR INSTRUCTIONS TO THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE.

    IF WE DO NOT RECEIVE YOUR COMPLETED ELECTION INSTRUCTIONS, WE WILL NOT MAKE AN ELECTION WITH RESPECT TO YOUR SHARES AND YOUR SHARES WILL BE UNDESIGNATED SHARES.

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
                                        ELECTION INSTRUCTIONS
                                        (Check only one box)
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                                                                        / / COMBINATION ELECTION
TOTAL NUMBER OF PACIFIC
   BANK SHARES WITH                                                     CASH               STOCK
  RESPECT TO WHICH AN           / /                 / /          (NUMBER OF PACIFIC  (NUMBER OF PACIFIC
ELECTION IS BEING MADE     CASH ELECTION       STOCK ELECTION       BANK SHARES)        BANK SHARES)
               SIGNATURE(S)                                        PLEASE TYPE OR PRINT NAME(S) BELOW

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